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                                                                   EXHIBIT 10.9

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                                                                   FINAL: 9/4/98

                     PRODUCT DEVELOPMENT SERVICES AGREEMENT

         This PRODUCT DEVELOPMENT AND SERVICES AGREEMENT ("AGREEMENT") is made effective as of Sept. 4, 1998, by and between interWAVE Communications International Limited, a company organized under the laws of Bermuda (INTERWAVE"), and ADC Telecommunications, Inc., a Minnesota corporation ("ADC").


                                    RECITALS

         A. interWAVE and ADC are parties to that certain Purchase/Resale Agreement dated effective as of February 27, 1997, as amended by that certain Amendment #1 dated October 14, 1997 ("Amendment No. 1"), as supplemented by that certain Frame Contract dated October 14, 1997 ("Frame Contract"), and amended by that certain Amendment No. 2 dated March 30, 1998 ("Amendment No. 2") (collectively referred to as the "PURCHASE/RESALE AGREEMENT") under which ADC is a reseller of interWAVE products.

         B. interWAVE desires to obtain the services of ADC to assist in developing the PCS 1900 version of the BSC Software and BTS Radio Subsystems (the "GSM 1900 PRODUCT"), according to the Market Requirements Document attached hereto as EXHIBIT A (the "REQUIREMENTS"), as well as certain other systems test and documentation services (collectively, the "SERVICES," as defined in more detail below), and ADC is willing to provide the Services, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations and warranties contained in this Agreement, interWAVE and ADC agree as follows:

         1.       APPOINTMENT & SERVICES

         (a)      APPOINTMENT AND ACCEPTANCE.

                  InterWAVE hereby retains ADC to provide the development and other services set forth below (individually and collectively, the "SERVICES"), and ADC hereby accepts such appointment on the terms and conditions contained herein.


         (b)      DEVELOPMENT OF THE GSM 1900 PRODUCT.

                  ADC will use all commercially reasonable efforts to develop the Production Release of the GSM 1900 Product ("COMPLETION") for worldwide commercialization in accordance with the Requirements and the stages of development activities and timelines set forth on the attached EXHIBIT B (the "DEVELOPMENT PROGRAM"). Exhibit B is intended only as a general description of the parties' expectations with respect to the

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         goals and estimated development costs and timelines with respect to the
         GSM 1900 Product, and the specific details of the Development Program, including the Requirements, may be modified by written agreement of the parties, which modifications shall be made in good faith to accurately reflect the actual costs and timeframe for development of the GSM 1900 Product.

         (c)      SYSTEMS TESTING.

                  Upon request by interWAVE, ADC shall perform systems integration level testing in respect of certain interWAVE products.

         (d)       PRODUCT DOCUMENTATION.

                  Upon request by interWAVE, ADC shall assist interWAVE in the preparation of certain product guides, end-user application guides and other product documentation in respect of certain interWAVE products.

         (e)      EXPENSES; COOPERATION.

                  ADC, at its sole cost and expense, will furnish the supplies and research, engineering and other personnel reasonably necessary to perform such Services, including in connection with the development of the GSM 1900 Product for commercialization, interWAVE will fully cooperate with ADC, at interWAVE's sole expense, in developing the GSM 1900 Product, including, without limitation, providing the necessary technical and administrative personnel reasonably requested by ADC to assist in the development efforts and to permit ADC personnel to utilize interWAVE facilities to the extent reasonably necessary for the development of the GSM 1900 Product for commercialization.

         (f)      STANDARD OF CARE.

                  In performing the Services hereunder, ADC hereby warrants to interWAVE that it will perform all Services in a professional and timely manner and substantially in accordance with the standards and practices of care, skill and diligence customarily observed by similar companies under similar circumstances at the time they are rendered.

         (g)    COMPENSATION.

                  As compensation for ADC's performing the Services hereunder, interWAVE shall pay to ADC a development fee comprised of the components set forth below.

                  (1) In consideration for the performance by ADC of development Services relating to the GSM 1900 Product, ADC shall be entitled to receive a development fee equal to $100 per hour; provided, however, that the aggregate cost of the Services

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         provided in connection with the development of the GSM 1900 Product through and including February 1999 shall not exceed, in the aggregate, $1,785,100 (including any costs already incurred to date). [After the initial term of this Agreement, such rates may be increased on [ninety
         (90)] days written notice by an amount not to exceed (i) the percentage increase in the Consumers Price Index - All Urban Markets, for the relevant period, or (ii) [five percent (5%)], whichever is greater.]

                  (2) In consideration for the performance by ADC of systems integration level testing Services, interWAVE shall pay to ADC a service fee of $100 per hour.

                  (3) In consideration for the performance by ADC of product documentation Services, interWAVE shall pay to ADC a documentation fee of $65 per hour.

         Attached hereto as EXHIBIT C is a schedule showing all costs incurred for Services already performed, as well as all projected costs of Services to be performed through Completion.

         (h)      INVOICES; PAYMENT.

                  (1) ADC shall invoice interWAVE for all Services performed on a quarterly basis. Such invoices shall include such documentation reasonably required to substantiate the fees and expenses so invoiced. Except as set forth in Section 1(i) below, all invoices shall be payable within [thirty (30)] calendar days of the invoice date. All amounts not paid by interWAVE within the payment period shall bear an additional charge of [one and one-half percent (1.5%)] per month until paid.]

                  (2) The parties hereby acknowledge and agree that through and including July 31, 1998, ADC has already performed Services having a value of [$1,089,900], [$755,500] of which relate to the development of the GSM 1900 Product, [$290,200] of which relate to systems integration level testing services, and [$44,200] of which relate to product documentation services, all as reflected in EXHIBIT C.

         (i)      EQUITY IN LIEU OF CASH.

                  In lieu of paying cash for ADC's Services, interWAVE may, in its sole discretion, elect to make payment to ADC in the form of the issuance of shares of interWAVE's [Preferred Convertible Stock] (the "Shares") at a valuation of [$7.00] per share.. The valuation of the Shares to be issued to ADC may be adjusted on a quarterly basis, upon the mutual agreement of ADC and interWAVE. [At the time that any invoice is due hereunder, interWAVE may provide ADC with written notice of its election to convert all or part of such invoice into Shares. Each year [on June 30 and December 31] interWAVE shall issue to ADC such number of Shares having a value equal to the aggregate amount of any invoices so convened.] Concurrent with each such issuance, ADC agrees to execute and deliver to interWAVE any documentation that interWAVE reasonably requests in connection therewith, including interWAVE's

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         standard investment letter. [ADC shall also be entitled to registration rights in respect of any Shares issued as described in EXHIBIT D hereto.]

         (j)      DISCLAIMER OF WARRANTIES.

                  EXCEPT AS SET FORTH IN SECTIONS 1(B) and 1(F), THE GSM 1900 PRODUCT AND ALL OTHER MATERIALS AND INFORMATION DELIVERED TO INTERWAVE AS A RESULT OF THIS AGREEMENT OR ADC's SERVICES PROVIDED HEREUNDER ARE PROVIDED "AS IS," WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, AS WELL AS ANY WARRANTIES ALLEGED TO HAVE ARISEN FROM CUSTOM, USAGE OR PAST DEALINGS BETWEEN THE PARTIES. Without limiting the generality of the foregoing, ADC does not guarantee the design, performance, compatibility or use of the GSM 1900 Product.

         2.       GRANT OF DISTRIBUTION RIGHTS

         (a) GRANT OF DISTRIBUTION RIGHTS IN ACCORDANCE WITH THE PURCHASE/ RESALE AGREEMENT.

                  Upon completion of the development of the GSM 1900 Product, the parties shall amend the Purchase/Resale Agreement to include the GSM 1900 Product as a "Product" for all purposes therein and in accordance with the terms and subject to the conditions contained therein; provided, however, that ADC's right to resell the GSM 1900 Product shall be on a non-exclusive basis throughout the world. In connection therewith, upon completion of the development of the GSM 1900 Product, the parties shall agree in good faith upon the price for the GSM 1900 Product and shall amend Schedule 2.1.1. of the Purchase/Resale Agreement accordingly.

         3.       OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS

         (a) OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS ACQUIRED PRIOR TO THIS AGREEMENT.

                  Each party acknowledges that, unless specifically otherwise set forth in this Agreement, the other party will continue to have the exclusive rights to all Intellectual Property Rights (as hereinafter defined) that such party owned prior to the execution of this Agreement. "INTELLECTUAL PROPERTY RIGHTS" means all proprietary rights and information, including, without limitation, all patents, patent applications, divisions, continuations and continuations-in-part, ideas, conceptions and inventions (whether or not patentable, reduced to practice or made the subject of a pending patent application), copyrights, copyrighted or copyrightable works and trademarks (whether or not registered), drawings, designs, mask works or registrations thereof, semi-conductor topography rights, know-how, trade secrets, manufacturing and production processes

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         and techniques, research and development information and other confidential technical information, as well as all rights in and to computer programs, data files and software.

         (b)      INTERWAVE INTELLECTUAL PROPERTY RIGHTS.

                  The parties acknowledge and agree that all work-product derived from the Services performed by ADC hereunder (the "WORK PRODUCT"), including, without limitation, the GSM 1900 Product, the systems integration level test results and all product guides, end-user application guides and other product documentation prepared by ADC, shall be considered to be a "work made for hire" and that such work-product and the Intellectual Property Rights embodied therein are and shall become the sole and exclusive property of interWAVE. If and to the extent that interWAVE does not originally acquire full legal ownership to the Work Product, ADC shall and hereby does assign to interWAVE ADC's entire right, title and interest therein. ADC shall not, and it shall cause its affiliates not to, seek any copyright, patent, or other protection for the Work Product, and interWAVE shall have the sole right to seek copyright, patent and other protection for such Work Product. At interWAVE's reasonable request and expense, ADC shall take, and shall cause its affiliates to take, all actions requested by interWAVE in order to protect and perfect its rights in and to the Work Product in the United States and throughout the world.

         4.       CONFIDENTIALITY

         (a)      CONFIDENTIALITY AND USE OF SUPPLIED INFORMATION.

                  All proprietary information, data, know-how, designs, drawings, specifications, test and research results, market studies, price or cost information, supplier or customer lists, regulatory files to the extent they are not public information by law and other similar materials (collectively, "CONFIDENTIAL INFORMATION") supplied to one party (the "RECIPIENT") by the other party (the "DELIVERER") in connection with this Agreement (whether before or after the date hereof) will be treated as trade secrets and held in confidence. The Recipient will use Confidential Information of the Deliverer only in a manner consistent with this Agreement and may not (i) disclose any Confidential Information that relates to trade secrets, know-how, designs, drawings, specifications or other technology-based information received from the Deliverer to any third party during the term of this Agreement or for a period of seven (7) years from the date of disclosure, whichever is longer, without the written permission of the Deliverer; or (ii) disclose any Confidential Information that is financial in nature or other nontechnical Confidential Information received from the Deliverer to any third party during the term of this Agreement or a period of two (2) years from the date of disclosure, whichever is longer, without the written permission of the Deliverer.

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         (b)      COMMUNICATION OF CONFIDENTIAL INFORMATION.

                  Confidential Information may be communicated orally, visually, in writing or in any other recorded or tangible form. Data and information shall be considered to be Confidential Information (i) if Disclosing Party, orally or in writing, has advised Recipient of their confidential nature; (ii) if, due to their character or nature, a reasonable person in a like position and under like circumstances as Recipient would treat them as confidential; or (iii) if Disclosing Party has marked them as such; provided, however, that failure to mark any of the Confidential Information as confidential shall not affect its status as part of the Confidential Information under the terms and conditions of this Agreement.

         (c)      LIMITATIONS ON RESTRICTIONS.

                  Confidential Information will not include information which:

                  (1) was already lawfully in the possession of the Recipient through independent means at the time of disclosure thereof;

                  (2) is or later becomes part of the public domain through no fault of the Recipient;

                  (3) is lawfully received from a third party having no obligations of confidentiality to the Deliverer;

                  (4) is independently developed by the Recipient or its agents or employees who did not receive or have access to the Confidential Information;

                  (5) is required to be disclosed by order of a governmental agency or by a court of competent jurisdiction; provided, the Recipient contemplating such a disclosure will give reasonable notice thereof to the Deliverer and will render such cooperation (at the Deliverer's expense) as is reasonably requested to limit or mitigate such disclosure of the Deliverer's Confidential Information; or

                  (6) is required to be disclosed to a regulatory authority for the purpose of obtaining necessary approvals, consents or licenses for the GSM 1900 Product;

         provided that in each of the foregoing exceptions the burden of proof that any information does not constitute Confidential Information shall be on the Recipient.

         (d)       CONFIDENTIALITY OF AGREEMENT.

                  Subject to Section 4(c) above, the terms of this Agreement will be kept confidential and not disclosed to any third party without the prior written consent of the

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         other party; provided, however, that each party hereby consents to the other party's disclosure of such information:

                  (1) on a confidential basis to the disclosing party's professional advisors;

                  (2) any proceeding brought by one of the parties hereto against the other party for the enforcement of this Agreement or seeking remedy for the breach or violation of this Agreement; or

                  (3) such disclosures as the disclosing party reasonably deems necessary in order for such party to comply with applicable laws or regulations or the rules of any stock exchange or trading system on which such parties' stock is listed or regularly traded.

         (e)      NON-SOLICITATION OF EMPLOYEES.

                  Each of interWAVE and ADC, on behalf of itself and its Affiliates, agrees not to employ or engage any employee of the other which was involved on the Development Project during the term hereof and for one (1) year from Completion without obtaining the prior written approval of the other party.

         (f)      PRESS RELEASES.

                  No press release or other written or oral statement to the public in connection with or alluding to work performed under this Agreement or the relationship between the parties which has any direct or indirect reference to interWAVE or ADC will be made by either party unless the party intending to make such press release or statement first provides the other party an opportunity to review and comment on such press release or statement. After such a press release or other public statement has been made, the substantive contents of such press release or other public statement may be repeated by either party in subsequent press releases or public statements.

         (g)      SPECIFIC PERFORMANCE.

                  Each of interWAVE and ADC acknowledges and agrees that money damages may not be an adequate remedy for any material breach of this
         Section 4 by a party. Accordingly, in such event the non-breaching party will be entitled to the remedies of specific performance and/or injunctive relief to enforce or prevent any violations of any of the provisions of this Section 4 from any court of law or equity of competent jurisdiction. Such remedies will be in addition to and not exclusive of any other remedies available to the non-breaching party under the terms of this Agreement at law or in equity.

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         5.       TERM AND TERMINATION

         (a)    TERM.

                  The term of this Agreement as it relates to the development of the GSM 1900 Product shall commence on the date hereof and, unless modified by mutual agreement by the parties or terminated pursuant to the terms of this Section 5, will continue until Completion.

         (b)      TERMINATION OF DEVELOPMENT PROGRAM FOR FAILURE TO COMPLETE.

                  In the event that GSM 1900 Product is not fully developed within 5 months of the date hereof, then the parties shall meet and discuss in good faith further necessary revision to the Development Program. If the parties are unable to agree on the required modifications to the goals and estimated development costs and timelines with respect to the GSM 1900 Product, then either party may, by providing the other party with thirty (30) days advance written notice, terminate the Development Program.

         (c)      TERMINATION WITHOUT CAUSE/CANCELLATION OF SERVICES.

                  THE ABOVE NOTWITHSTANDING, EITHER PARTY MAY TERMINATE THIS AGREEMENT OR CANCEL A SPECIFIC SERVICE AT ANY TIME AND FOR ANY REASON, WITH OR WITHOUT CAUSE, UPON THE GIVING OF [NINETY (90)] DAYS ADVANCE WRITTEN NOTICE TO THE OTHER PARTY. If one or more specific Service(s) are canceled, ADC shall no longer be obligated to perform such Service(s) and interWAVE shall no longer be obligated to pay ADC the fee attributable to such canceled Service(s) from and after the effective date of such cancellation, but shall remain obligated to pay for all Services performed prior to such date.

         (d)      TERMINATION OF DEVELOPMENT PROGRAM FOR MATERIAL BREACH.

                  Either party may terminate the Development Program, in whole or in part, immediately by written notice to the other party on the occurrence of any of the following events:

                  (1) any material breach or default by the other party, provided that the non-breaching party shall have notified the breaching party in writing specifying the nature of the breach or default and within sixty (60) days after the breaching party's receipt of such notice, such breach or default has not been remedied or the parties have not agreed to a plan for curing the breach or default; or

                  (2) if the other party is adjudicated a bankrupt, becomes insolvent, admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature, or has a receiver of its assets or property appointed because of insolvency, makes a general assignment for the benefit of creditors, institutes any proceeding for the reorganization of its affairs, or if any such proceeding is instituted against such other party and not dismissed with prejudice within sixty (60) days.

         (e)      RETURN OF MATERIALS UPON TERMINATION.

                  Upon termination of this Agreement for any reason, ADC shall furnish to interWAVE all completed deliverables, work in process, incomplete work and other material embodying such work performed in connection with the provision of the Services under this Agreement.

         (f)      SURVIVAL OF CERTAIN RIGHTS AND OBLIGATIONS.

                  On termination or expiration of this Agreement, each party shall immediately return to the other party all Confidential Information of the other party in its possession, and interWAVE shall fulfill its obligation to provide payment to ADC pursuant to Section 1(c) above for all costs incurred by ADC up to and including the date of termination. In addition, notwithstanding anything in this Agreement to the contrary, Sections 1(g), 1(h), 1(i), 1(j), 2, 3, 4, 6, 7 and 8 shall survive termination of this Agreement, however caused, and shall continue thereafter in full force and effect

         6.       REPRESENTATIONS AND WARRANTIES

         (a)      REPRESENTATIONS AND WARRANTIES OF ADC.

                  ADC hereby represents and warrants to interWAVE that as of the date hereof:

                  (1) ADC is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power and authority to perform its obligations under this Agreement.

                  (2) Neither the execution or delivery of, nor the performance of or compliance with, this Agreement, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of ADC pursuant to any agreement or other instrument to which ADC is a party or by which it or any of its properties, assets or rights is bound or affected. ADC is not subject to any restrictions which would prohibit it from entering into or performing its obligations under this Agreement.

                  (3) This Agreement has been duly authorized by all necessary corporate action on behalf of ADC, has been duly executed and delivered by authorized officers of ADC, and is a valid and binding agreement on the part of ADC that is enforceable against ADC in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

                  (4) No representation or warranty in this Agreement contains any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein not misleading.

         (b)      REPRESENTATIONS AND WARRANTIES OF INTERWAVE.

                  interWAVE hereby represents and warrants to ADC that as of the date hereof:

                           (1) interWAVE is a corporation duly organized, validly existing and in good standing under the laws of Bermuda, and has the requisite corporate power and authority to perform its obligations under this Agreement.

                           (2) Neither the execution or delivery of, nor the performance of or compliance with, this Agreement, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of interWAVE pursuant to, any agreement or other instrument to which interWAVE is a party or by which it or any of its properties, assets or rights is bound or affected. interWAVE is not subject to any restrictions which would prohibit it from entering into or performing its obligations under this Agreement.

                           (3) This Agreement has been duly authorized by all necessary corporate action on behalf of interWAVE, has been duly executed and delivered by authorized officers of interWAVE, and is a valid and binding agreement on the part of interWAVE that is enforceable against interWAVE in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

                           (4) No representation or warranty in this Agreement contains any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein not misleading.

         7.       LIMITATION OF LIABILITY

                  IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY HEREUNDER FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR ECONOMIC LOSSES OR DAMAGES, REGARDLESS OF THE LEGAL THEORY UNDER WHICH ANY OTHER PARTY INCURS SUCH

         DAMAGES. THIS LIMITATION OF LIABILITY SHALL APPLY EVEN IF THE PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE BY ANY OTHER PARTY. [IN NO EVENT SHALL THE LIABILITY OF ADC ARISING IN CONNECTION WITH ANY SERVICES PROVIDED HEREUNDER EXCEED THE ACTUAL AMOUNT PAID BY INTERWAVE TO ADC FOR SERVICES INVOLVED IN SUCH CLAIM.]

         8.       MISCELLANEOUS

         (a)      DISCUSSION AND NON-BINDING MEDIATION.

                  Except for injunctive relief contemplated by Section 4(g) of this Agreement, ADC and interWAVE will each use its good faith efforts to resolve any dispute between them promptly and amicably and without resort to any legal process, if feasible within forty-five (45) days of receipt of a written notice by one party to the other party of the existence of such dispute. Within thirty (30) days of receipt of such notice, one (1) officer of each of interWAVE and ADC will promptly meet in good faith to discuss such dispute. If such officers are unable to resolve such dispute through negotiation within forty-five (45) days after the receipt of the initial notice of dispute, then, unless the parties otherwise mutually agree, the dispute will be submitted to non-bonding mediation in Minneapolis, Minnesota, in accordance with the Commercial Mediation Rules of the American Arbitration Association, as modified herein. The parties will jointly appoint a mutually acceptable independent mediator, seeking assistance in such regard from the American Arbitration Association or another mutually agreed-upon organization if they have been unable to agree upon such appointment within 20 days from the conclusion of the negotiation period. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of 30 days following the appointment of a mediator. If the parties are not successful in resolving the dispute through the mediation by the end of such 30-day period, then the dispute will be resolved through binding arbitration pursuant to Section 7(b).

         (b)       ARBITRATION.

                  Except for injunctive relief contemplated by Section 4(f) of this Agreement, any dispute or claim arising out of or relating to this Agreement or the validity, interpretation, enforceability or breach of this Agreement, which is not settled pursuant to Section 7(a), will be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, as amended by the following:

                  (1) The Arbitral tribunal will be composed of three arbitrators. Each party will appoint one arbitrator and the two arbitrators so appointed will appoint the Chairman of the Arbitral Tribunal. Failing the appointment of the arbitrator, or the Chairman within 30 days, the Board of Arbitration of the American Arbitration Association will appoint such arbitrator.

                  (2) All arbitration proceedings will be conducted in the English language and the proceeding will be located in the County of Santa Clara, California.

         (c)      INJUNCTIVE RELIEF.

                  It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants and agreements in Sections 3 and 4 hereof. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party will be entitled to injunctive relief against the threatened breach of Sections 3 and 4 hereof or the continuation of any such breach without the necessity of proving actual damages and may seek to specifically enforce the terms thereof.

         (d)      APPLICABLE LAW.

                  This Agreement will be governed by and construed and enforced in accordance with the laws of the State of California, excluding its choice-of-laws or conflicts-of-law rules. Subject to the duties of the parties to mediate and arbitrate certain disputes under Sections 7(a) and (b) above, interWAVE and ADC hereby consent to the exclusive jurisdiction of the state and federal courts of competent jurisdiction sitting in the State of California. interWAVE and ADC each hereby consent to service of process in the State of California.

         (e)      RELATIONSHIP.

                  This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement each party will be acting as an independent contractor.

         (f)      ASSIGNMENT.

                  Neither party may assign or otherwise transfer its rights and obligations under this Agreement without the prior written consent of the other party, and any attempted assignment in violation of the foregoing shall be null and void.

         (g)      NOTICES.

                  Notice permitted or required to be given under this Agreement will be deemed sufficient if given in writing by facsimile, commercial air delivery service or by registered or certified air mail, postage prepaid, return receipt requested, addressed to the respective addresses of the parties set forth below or at such other address as the respective parties may designate by like notice from time to time. Notices so given will be effective upon the earlier of: (i) receipt by the party to which notice is given (which, in the instance of a facsimile, will be deemed to have occurred at the time that the machine transmitting the facsimile verifies a successful transmission of the facsimile); (ii) on the fifth business day following the date such notice was deposited in the mail; or (iii) on the second business day following the date such notice was delivered to a commercial air delivery service. Notices will be given as follows:

         If to interWAVE:        interWAVE Communications International Limited
                                 656 Bair Island Road, Suite 108
                                 Redwood City, CA 94063
                                 Attn.: Priscilla M. Lu, Ph.D.
                                 Fax: (650) 261-6220
         If to ADC:              ADC Telecommunications, Inc.
                                 12501 Whitewater Drive
                                 Minneapolis, MN 55343
                                 Attn.: General Counsel
                                 Fax: (612) 946-3209


         (h)      ENTIRE AGREEMENT.

                  This Agreement, including the exhibits and schedules attached hereto and incorporated as an integral part of this Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all previous proposals, oral or written, and all negotiations, conversations or discussions heretofore had between the parties related to this agreement.

         (i)      AMENDMENT.

                  This Agreement will not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, other than by written amendment signed by the parties hereto, except as expressly provided in this Agreement.

         (j)      SEVERABILITY.

                  In the event that any of the terms of this Agreement are in conflict with any rule of law or statutory provision or otherwise unenforceable under the laws or regulations of any government or subdivision thereof, such terms will be deemed stricken from this Agreement, but such invalidity or unenforceability will not invalidate any of the other terms of this Agreement and this Agreement will continue in force, unless the invalidity or unenforceability of any such provisions of this Agreement substantially violates, comprises an integral part of or is otherwise inseparable from the remainder of this Agreement.

         (k)      COUNTERPARTS.

                  This Agreement may be executed counterparts, and each such counterpart will be deemed an original hereof.

         (l)      WAIVER.

                  No failure by either party to take any action or assert any right hereunder will be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

         (m)      FORCE MAJEURE.

                  In the event that a delay or failure of a party to comply with any obligation set forth in this Agreement is caused by Force Majeure, that obligation (other than the obligation to pay money when due and owing) will be suspended during the continuance of the Force Majeure condition. For purposes of this Agreement, "FORCE MAJEURE" means any event beyond the reasonable control of the parties, including, without limitation, fire, flood, storm, riot, strike, epidemic, war (declared or undeclared), embargo and governmental action and decree. A party whose performance is suspended hereunder will give prompt written notice of any event of Force Majeure and such party's best reasonable estimate of when such event will abate. If an event of Force Majeure continues unabated for more than six (6) months, either party will be entitled to treat such event as a material breach of this Agreement and may terminate this Agreement in accordance with Article 5 above.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


interWAVE Communications                  ADC Telecommunications, Inc.
International Limited

By:      /s/ Priscilla M. Lu              By:      /s/ J.M. Baker
   -----------------------------------       ---------------------------------

Name:    Priscilla M. Lu                  Name:    J.M. Baker
   -----------------------------------       ---------------------------------

Title:   Chairman, CEO & President        Title:   SNR Vice President
   -----------------------------------       ---------------------------------